EXHIBIT 99.(a)(1)(C)

FORM OF EMAIL:

ELECTION CONFIRMATION STATEMENT (PRE-EXPIRATION DATE)

To:         [NAME]

From:    [____]@restorationhardware.com

Subject: Tender Offer Election Confirmation Statement

Restoration Hardware, Inc. has received your Election Form dated [    ], 2008, by which you elected the following:

Eligible Option (Grant Number)	Original Date of Grant	Current Option Exercise Price	Shares Subject to Eligible Option	Measurement Date of Eligible Option	Fair Market Value Per Share on Measurement Date	Elect to Amend Eligible Option & Receive Cash Bonus (if any)

						☐	Yes

						☐	No

						☐	Yes

						☐	No

						☐	Yes

						☐	No

Capitalized terms used but not otherwise defined herein shall have the meanings set forth in that certain Offer to Amend Eligible Options filed with the Securities and Exchange Commission on March 17, 2008 and separately provided to you.

We strongly encourage you to print a copy of this email and keep it for your records.

You may change your election at any time before 11:59 p.m., Pacific Time, on April 28, 2008 (or a later expiration date if the Company extends the Offer) by submitting a new Election Form (a) by fax to the attention of Barbara Kochiovelos at (415) 507-1935, (b) by PDF email to bkochiovelos@restorationhardware.com or (c) by hand delivery to Barbara Kochiovelos at Restoration Hardware, Inc., 100 Smith Ranch Road, Suite 220, San Rafael, California 94903.

Note: Your most recent Election Form submitted to the Company in the foregoing manner before the expiration of the Offer on the Expiration Date will be the form considered for acceptance by the Company.

A Final Election Confirmation Statement will be forwarded to you within three business days following the Expiration Date. The Final Election Confirmation Statement should reflect the same information as the most recent Election Form that you previously submitted to the Company.

Please note that our receipt of your Election Form is not by itself an acceptance of an Eligible Option. For purposes of the Offer, the Company will be deemed to have accepted Eligible Options with respect to which proper acceptances of the Offer have been made and not properly withdrawn as of the expiration of the Offer on the Expiration Date in accordance with the terms of the Offer.